EXHIBIT 3.93
[SEAL]
STATE OF TENNESSEE
Tre Hargett, Secretary of State
Division of Business Services
312 Rosa L. Parks Avenue
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
WALLER LANSDEN DORTCH & DAVIS LLP
511 UNION STREET
SUITE 2700
Nashville, TN 37219 USA

Request Type: Certified Copies	Issuance Date: 04/30/2010
Request #: 12922	Copies Requested: 1
Document Receipt

Receipt # : 177921 Filing Fee:	$20.00
Payment-Account — WALLER LANSDEN DORTCH & DAVIS LLP, Nashville, TN	$20.00
I, Tre Hargett, Secretary of State of the State of Tennessee, do hereby certify that SP ACQUISITION CORP., Control # 188298 was formed or qualified to do business in the State of Tennessee on 04/30/1987. SP ACQUISITION CORP. has a home jurisdiction of Davidson County and is currently in an Active status.

/s/ Tre Hargett
Tre Hargett, Secretary of State
Business Services Division

The attached document(s) was/were filed in this office on the date(s) indicated below:

Reference #	Date Filed	Filing Description
684 00886	04/30/1987	Initial Filing
724 00768	11/19/1987	Articles of Amendment
725 02695	11/30/1987	Registered Agent Change (by Entity)
2229-0012	07/25/1991	Assumed Name
3039-2670	08/07/1995	Registered Agent Change (by Entity)
3066-2056	10/19/1995	CMS Annual Report Update
3151-2347	03/29/1996	CMS Annual Report Update
3191-2147	07/09/1996	Assumed Name Renewal
3209-2250	08/29/1996	Assumed Name
3214-0034	09/05/1996	Assumed Name Cancellation
3280-1368	01/29/1997	Merger — Survivor
3296-1280	02/26/1997	CMS Annual Report Update
3299-0166	03/04/1997	Assumed Name
3358-0165	06/27/1997	Assumed Name
3775-0233	12/02/1999	Assumed Name Change
Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

The attached document(s) was/were filed in this office on the date(s) indicated below:

Reference #	Date Filed	Filing Description
3904-0007	05/08/2000	Registered Agent Change (by Agent)
4010-1495	09/20/2000	Assumed Name Cancellation
4010-1496	09/20/2000	Assumed Name Cancellation
4152-1191	03/20/2001	2000 Annual Report (Due 04/01/2001)
4371-0184	12/18/2001	Registered Agent Change (by Entity)
4517-0542	05/30/2002	Assumed Name Renewal
4786-3338	04/07/2003	2002 Annual Report (Due 04/01/2003)
5243-0482	09/27/2004	Registered Agent Change (by Agent)
5743-0815	03/30/2006	2005 Annual Report (Due 04/01/2006)
5787-2165	05/12/2006	Articles of Correction
6098-2713	07/23/2007	Assumed Name
6497-1682	03/31/2009	Assumed Name
6574-1406	07/24/2009	Assumed Name
Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

CHARTER
OF
SP ACQUISITION CORP.
     The undersigned natural persons, having capacity of contract and acting as the incorporators of a corporation under the Tennessee General Corporation Act, adopt the following Charter for such corporation:
     1. The name of the corporation is SP Acquisition Corp.
     2. The duration of the corporation is perpetual.
     3. The address of the principal office of the corporation in the State of Tennessee shall be One Park Plaza, Nashville, County of Davidson.
     4. The corporation is for profit.
     5. The purposes for which the corporation is organized are:
          (a) To purchase, lease, or otherwise acquire, to operate, and to sell, lease, or otherwise dispose of hospitals, convalescent homes, nursing homes and other institutions for the medical care and treatment of patients; to purchase, manufacture, or prepare and to sell or otherwise __________ in, as principal or as agent, medical equipment or supplies; to construct, or lease, and to operate restaurants, drug stores, gift shops, office buildings, and other facilities in connection with hospitals or other medical facilities owned or operated by it; to engage in any other act or acts which a corporation may perform for a lawful purpose or purposes.
          (b) To consult with owners of hospitals and all other types of health care or medically-oriented facilities or managers thereof regarding any matters related to the construction, design, ownership, staffing or operation of such facilities.
          (c) To provide consultation, advisory and management services to any business, whether corporation, trust, association, partnership, joint venture or proprietorship.
          (d) To engage in any lawful businesses which are directly or indirectly related to the above purposes.
     6. The maximum number of shares which the corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock, par value of $1.00 per share.
     7. The corporation will not commence business until the consideration of One Thousand Dollars ($1,000) has been received for the issuance of shares.
     8. (a) The shareholders of this corporation shall have none of the preemptive rights set forth in the Tennessee General Corporation Act.
          (b) The initial bylaws of this corporation shall be adopted by the incorporations hereof, and thereafter, the bylaws of this corporation may be amended, repealed or adopted by a majority of the outstanding shares of capital stock.

          (c) This corporation shall have the right and power to purchase and hold shares of its capital stock; provided, however, that such purchase, whether direct or indirect, shall be made only the extent of unreserved and unrestricted capital surplus.
     Dated as of April 28, 1987

/s/ Bettye D. Daugherty
Bettye D. Daugherty

/s/ Vivian D. West
Vivian D. West

Filed Secretary of State
April 30, 1987 — 9:31 AM
684 0886

ARTICLES OF AMENDMENT TO THE CHARTER
OF
SP ACQUISITION CORP.
     Pursuant to the provisions of Section 48-1-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:
     1. The name of the corporation is SP Acquisition Corp.
     2. The amendment adopted is: The address of the corporation’s principal office in the State of Tennessee is changed to 4525 Harding Road, Nashville, Tennessee 37205.
     3. The amendment as duly adopted by the unanimous written consent of the Board of Directors on November 16, 1987.
     4. This amendment will not effect issued shares.
     5. This amendment is to be effective when these articles are filed by the Secretary of State.

Dated: November 16, 1987	SP ACQUISITION CORP.
	By:	/s/ Charles R. Gaston
Charles R. Gaston, Secretary

Filed
Secretary of State
1987 November 19 PM 2:22